Exhibit 99.1
News Release
Video Display Corporation Announces Resignation of Chief Financial Officer
Atlanta, Georgia, April 9 — Video Display Corporation (NASDAQ: VIDE) today announced that Michael D. Boyd (Delen), chief financial officer and treasurer, has resigned effective April 9, 2007 to pursue an opportunity at another NASDAQ traded company located in Alabama. He has served as chief financial officer with responsibility for finance and information technology at Video Display with prior experience as controller for Avondale Mills Inc. A national search for a new chief financial officer is currently in progress.
“Over the past eighteen months, Delen has played an integral role in the establishment of the essential infrastructure and key governance and business processes to support Video’s growth as a public company,” said Ron Ordway, chief executive officer and chairman of Video Display. “We are thankful for his contributions and wish him success in his new endeavor.”
About Video Display Corporation
Video Display Corporation designs, develops and manufactures unique solutions for display requirements for military, medical and industrial uses with emphasis on high-end training and simulation applications. Its product offerings include ruggedized CRT and AMLCD displays as well as complete projection display systems utilizing VDC’s Marquee™ and ESCP line of projectors. Video Display Corporation operates eleven design and manufacturing plants plus eight sales facilities throughout the United States and Europe. For more information, visit the Company’s web site at http://www.videodisplay.com.
Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward- looking statements can be identified by the use of forward-looking terminology such as “will”, or similar expressions and implied statements with respect to Video Display’s plans to search for a new chief financial officer. Such forward- looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantees that Video Display will find a replacement chief financial officer. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the company’s annual report on Form 10-K for the year ended February 28, 2006 and filed with the Securities and Exchange Commission and other filings that the company makes with the Securities and Exchange Commission. All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release
CONTACT: Video Display Corporation Ronald D. Ordway, 770/938-2080